SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2017

CLEAN ENERGY TECHNOLOGIES, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2990 Redhill Avenue Costa Mesa, CA 92626
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Clean Energy Technologies, Inc.

Current Report

Form 8-K

Item 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

On August 23, 2017, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital of its common stock from Four Hundred Million (400,000,000) shares of common stock to Eight Hundred Million (800,000,000) shares of Common Stock, par value $0.001 per share. The Increase in Authorized was effective with the Nevada Secretary of State on August 23, 2017, when the Certificate of Amendment was filed. The Increase in Authorized was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on June 28, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.01	Copy of the Certificate of Amendment that was Filed with the Nevada Secretary of State on August 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

Date: August 28, 2017

By: /s/ Kambiz Mahdi

Kambiz Mahdi

Chief Executive Officer